                                                                    EXHIBIT 11.1

                       THE COAST DISTRIBUTION SYSTEM, INC.

                        Computation of Earnings Per Share
                           Quarter Ended September 30,


               1999
               ----
                                                 Income                Shares          Per-Share
                                               (Numerator)          (Denominator)        Amount
                                               -----------          -------------      ---------
Net loss                                        $(163,000)
     Dividends paid on preferred
       stock of subsidiary                         (1,000)
                                                ---------
Net loss attributable to common
  shareholders                                  $(164,000)
                                                =========
Basic and diluted loss per share                $(164,000)            4,440,464          $(0.04)
                                                =========             =========          ======

               1998
               ----
                                                 Income                Shares          Per-Share
                                               (Numerator)          (Denominator)        Amount
                                               -----------          -------------      ---------
Net earnings                                     $69,000
     Dividends paid on preferred
       stock of subsidiary                        (3,000)
                                                 -------
Net earnings available to common
  shareholders                                   $66,000
                                                 =======
Basic and diluted earnings per share             $66,000             5,279,854            $0.01
                                                 =======             =========            =====

                                                        EXHIBIT 11.1 (Continued}


                       THE COAST DISTRIBUTION SYSTEM, INC.

                        Computation of Earnings Per Share
                         Nine Months Ended September 30,


               1999
               ----
                                              Income (Loss)            Shares          Per-Share
                                               (Numerator)          (Denominator)        Amount
                                              -------------         -------------      ---------
Net earnings                                   $1,332,000
     Dividends paid on preferred
       stock of subsidiary                         (5,000)
                                               ----------
Net earnings available to common
  shareholders                                 $1,327,000
                                               ==========

Basic and diluted earnings per share           $1,327,000             4,733,889         $0.28
                                               ==========             =========         =====


               1998
               ----
                                                 Income                Shares          Per-Share
                                               (Numerator)          (Denominator)        Amount
                                               -----------          -------------      ---------
Net earnings                                   $1,729,000
     Dividends paid on preferred
       stock of subsidiary                         (9,000)
                                               ----------

Net earnings available to common
  shareholders                                 $1,720,000
                                               ==========

Basic and diluted earnings per share           $1,720,000             5,266,567           $0.33
                                               ==========             =========           =====